Exhibit 99.1

Inogen Announces Third Quarter 2024 Financial Results

GOLETA, Calif., – November 7, 2024 – Inogen, Inc. (Nasdaq: INGN), a medical technology company offering innovative respiratory products for use in the homecare setting, today announced financial results for the quarter ended September 30, 2024.

“We continued to make significant progress on our strategic priorities in the third quarter. Our results demonstrate our team’s strong commercial and operational execution,” said Kevin Smith, President and Chief Executive Officer. “As we move into the fourth quarter, we remain focused on driving growth, continuing innovation, and advancing towards sustainable profitability.”

Third Quarter 2024 Financial Results

Total revenue in the third quarter of 2024 increased 5.8% to $88.8 million from $84.0 million in the third quarter of 2023, primarily driven by higher demand and new customer gains across the domestic and international business-to-business channels, which were partially offset by lower direct-to-consumer sales and rental revenue.

Total gross margin was 46.5% in the third quarter of 2024 versus 40.2% in the comparative period in 2023. The increase was driven primarily by lower raw material costs, that were partially offset by sales channel mix.

Total operating expense for the third quarter of 2024 was $49.1 million compared to $80.5 million in the third quarter of 2023, representing a decline of 39.0%. The decline can be attributed to the one-time goodwill impairment charge in the prior year period.

GAAP net loss for the third quarter of 2024 was $6.0 million compared to $45.7 million in the third quarter of 2023. Adjusted net loss for the third quarter of 2024 was $2.6 million compared to $8.5 million in the third quarter of 2023.

Adjusted EBITDA was a positive $0.5 million in the third quarter of 2024 compared to a negative $5.5 million in the third quarter of 2023.

Cash, cash equivalents, marketable securities and restricted cash were $124.3 million as of September 30, 2024, an increase of $3.0 million from the second quarter of 2024, with no debt outstanding.

Reconciliations of adjusted EBITDA and adjusted net loss for the three and nine months ended September 30, 2024 and 2023 are provided in the financial schedules that are a part of this press release. An explanation of these non-GAAP financial measures is also included below under the heading “Reconciliation of U.S. GAAP to Other Non-GAAP Financial Measures.”

2024 Financial Outlook

Inogen now expects revenue for the full year 2024 to range from approximately $329 million to $331 million, which represents approximately 4% to 5% growth over the Company’s prior year revenue.

Quarterly Conference Call Information

On Thursday, November 7, 2024 the Company will host a conference call at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss its third quarter 2024 financial results.

Individuals interested in listening to the conference call may do so by dialing:

US domestic callers (877) 841-3961
Non-US callers (201) 689-8589

Please reference Inogen to join the call. A live audio webcast and archived recording of the conference call will be available to all interested parties through the News/ Events page on the Inogen Investor Relations website. This webcast will also be archived on the website for 6 months.

A replay of the call will be available approximately three hours after the live webcast ends and will be accessible through November 14, 2024. To access the replay, dial (877) 660-6853 or (201) 612-7415 and reference Conference ID: 13749319.

Inogen has used, and intends to continue to use, its Investor Relations website, http://investor.inogen.com/, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Inogen

Inogen, Inc. (Nasdaq: INGN) is a leading global medical technology company offering innovative respiratory products for use in the homecare setting. Inogen supports patient respiratory care by developing, manufacturing, and marketing innovative best-in-class portable oxygen concentrators used to deliver supplemental long-term oxygen therapy to patients suffering from chronic respiratory conditions. Inogen partners with patients, prescribers, home medical equipment providers, and distributors to make its oxygen therapy products widely available allowing patients the chance to remain ambulatory while managing the impact of their disease.

For more information, please visit www.inogen.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements with respect to the business positioned for revenue growth and long-term profitability, advancing the innovation pipeline, and Inogen’s full year revenue expectations. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks related to its announced management and organizational changes, and risks arising from the possibility that Inogen will not realize anticipated future financial performance or strategic goals. In addition, Inogen's business is subject to numerous additional risks and uncertainties, including, among others, risks relating to market acceptance of its products; competition; its sales, marketing and distribution capabilities; its planned sales, marketing, and research and development activities; interruptions or delays in the supply of components or materials for, or manufacturing of, its products; seasonal variations; unanticipated increases in costs or expenses; risks associated with international operations; and the possibility that Inogen will not realize anticipated revenue from recent or future technology acquisitions or that expenses and costs related thereto will exceed Inogen’s expectations. Information on these and additional risks, uncertainties, and other information affecting Inogen’s business operating results are contained in its Annual Report on Form 10-K for the period ended

December 31, 2023, its Quarterly Report on Form 10-Q for the calendar quarter ended March 31, 2024 and in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Inogen disclaims any obligation to update these forward-looking statements except as may be required by law.

Non-GAAP Financial Measures

Inogen has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis for the three and nine months ended September 30, 2024, and September 30, 2023. Management believes that non-GAAP financial measures, taken in conjunction with U.S. GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of Inogen’s core operating results. Management uses non-GAAP measures to compare Inogen’s performance relative to forecasts and strategic plans, to benchmark Inogen’s performance externally against competitors, and for certain compensation decisions. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Inogen's operating results as reported under U.S. GAAP. Inogen encourages investors to carefully consider its results under U.S. GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between U.S. GAAP and non-GAAP results are presented in the accompanying tables of this release.

Contact

ir@inogen.net

Consolidated Statements of Comprehensive Loss

(unaudited)

(amounts in thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Revenue
Sales revenue	$74,929	$67,973	$212,449	$192,203
Rental revenue	13,905	15,994	43,175	47,561
Total revenue	88,834	83,967	255,624	239,764
Cost of revenue
Cost of sales revenue	39,592	42,708	113,156	118,700
Cost of rental revenue, including depreciation of $3,247 and $3,364, for the three months ended and $9,554 and $9,680 for the nine months ended, respectively	7,898	7,495	24,016	22,523
Total cost of revenue	47,490	50,203	137,172	141,223
Gross profit	41,344	33,764	118,452	98,541
Operating expense
Research and development	3,518	4,489	15,712	14,126
Sales and marketing	26,361	26,091	78,914	81,438
General and administrative	19,257	17,011	54,956	50,487
Impairment charges	—	32,894	—	32,894
Total operating expense	49,136	80,485	149,582	178,945
Loss from operations	(7,792)	(46,721)	(31,130)	(80,404)
Other income (expense)
Interest income, net	1,041	1,801	3,777	4,972
Other income (expense)	687	(398)	964	176
Total other income, net	1,728	1,403	4,741	5,148
Loss before provision (benefit) for income taxes	(6,064)	(45,318)	(26,389)	(75,256)
Provision (benefit) for income taxes	(101)	401	(258)	638
Net loss	(5,963)	(45,719)	(26,131)	(75,894)
Other comprehensive income (loss), net of tax
Change in foreign currency translation adjustment	1,654	(752)	333	(575)
Change in net unrealized gains on foreign currency hedging	—	33	—	40
Less: reclassification adjustment for net losses included in net loss	—	13	—	13
Total net change in unrealized gains on foreign currency hedging	—	46	—	53
Change in net unrealized gains on marketable securities	203	49	161	182
Total other comprehensive income (loss), net of tax	1,857	(657)	494	(340)
Comprehensive loss	$(4,106)	$(46,376)	$(25,637)	$(76,234)

Basic net loss per share attributable to common stockholders (1)	$(0.25)	$(1.97)	$(1.11)	$(3.28)
Diluted net loss per share attributable to common stockholders (1) (2)	$(0.25)	$(1.97)	$(1.11)	$(3.28)
Weighted average number of shares used in calculating net loss per share attributable to common stockholders:
Basic common shares	23,751,168	23,231,217	23,589,836	23,129,795
Diluted common shares	23,751,168	23,231,217	23,589,836	23,129,795
(1)
Reconciliations of net loss attributable to common stockholders basic and diluted can be found in Inogen’s Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission.
(2)
Due to a net loss for the three and nine months ended September 30, 2024 and September 30, 2023, diluted loss per share is the same as basic.

Consolidated Balance Sheets

(unaudited)

(amounts in thousands, except share and per share amounts)

	September 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$105,690	$125,492
Marketable securities	14,973	2,979
Restricted cash	3,591	—
Accounts receivable, net	34,233	42,241
Inventories, net	23,320	21,840
Income tax receivable	964	669
Prepaid expenses and other current assets	9,783	13,846
Total current assets	192,554	207,067
Property and equipment, net	46,598	50,316
Goodwill	10,170	10,057
Intangible assets, net	33,762	34,591
Operating lease right-of-use asset	19,017	20,338
Other assets	4,071	3,825
Total assets	$306,172	$326,194
Liabilities and stockholders' equity
Current liabilities
Accounts payable and accrued expenses	$27,028	$30,142
Accrued payroll	14,285	11,066
Warranty reserve - current	9,492	9,628
Operating lease liability - current	2,777	3,653
Earnout liability	11,830	10,000
Deferred revenue - current	6,984	7,980
Income tax payable	—	27
Total current liabilities	72,396	72,496
Long-term liabilities
Warranty reserve - noncurrent	16,183	13,850
Operating lease liability - noncurrent	17,370	18,270
Deferred revenue - noncurrent	6,435	8,227
Deferred tax liability	8,384	8,539
Total liabilities	120,768	121,382
Stockholders' equity
Common stock	24	23
Additional paid-in capital	326,741	320,513
Accumulated deficit	(143,080)	(116,949)
Accumulated other comprehensive income	1,719	1,225
Total stockholders' equity	185,404	204,812
Total liabilities and stockholders' equity	$306,172	$326,194

Condensed Consolidated Cash Flow

(unaudited)

(amounts in thousands)

	Nine months ended September 30,
	2024	2023
Cash flows from operating activities
Net loss	$(26,131)	$(75,894)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	15,924	13,008
Loss on rental units and other assets	3,075	3,377
Gain on sale of former rental assets	(164)	(58)
Provision for sales revenue returns and doubtful accounts	9,397	7,075
Provision for inventory losses	(243)	2,343
Loss on purchase commitments	(334)	—
Stock-based compensation expense	5,704	8,484
Deferred income taxes	(244)	—
Change in fair value of earnout liability	1,830	—
Impairment charges	—	32,894
Changes in operating assets and liabilities	118	8,685
Net cash provided by (used in) operating activities	8,932	(86)
Cash flows from investing activities
Purchases of available-for-sale securities	(32,333)	(23,750)
Maturities of available-for-sale securities	20,500	10,500
Investment in intangible assets	(2,090)	(494)
Investment in property and equipment	(3,031)	(3,824)
Production and purchase of rental equipment	(8,833)	(16,391)
Proceeds from sale of former assets	272	149
Acquisition of business, net of cash acquired	—	(29,633)
Net cash used in investing activities	(25,515)	(63,443)
Cash flows from financing activities
Proceeds from stock options exercised	—	384
Proceeds from employee stock purchases	811	1,094
Payment of employment taxes related to release of restricted stock	(286)	(504)
Net cash provided by financing activities	525	974
Effect of exchange rates on cash	(153)	149
Net decrease in cash, cash equivalents and restricted cash	$(16,211)	$(62,406)

Supplemental Financial Information

(unaudited)

(in thousands, except units and patients)

					Constant
	Three months ended				Currency
	September 30,		Change 2024 vs. 2023		Change
Revenue by region and category	2024	2023	$	%	%
Business-to-business domestic sales	$23,352	$17,288	$6,064	35.1%	35.1%
Business-to-business international sales	32,328	25,613	6,715	26.2%	26.9%
Direct-to-consumer domestic sales	19,249	25,072	(5,823)	-23.2%	-23.2%
Direct-to-consumer domestic rentals	13,905	15,994	(2,089)	-13.1%	-13.1%
Total revenue	$88,834	$83,967	$4,867	5.8%	6.0%
Additional financial measures
Units Sold	43,900	35,400
Net rental patients as of period-end	51,400	51,900

					Constant
	Nine months ended				Currency
	September 30,		Change 2024 vs. 2023		Change
Revenue by region and category	2024	2023	$	%	%
Business-to-business domestic sales	$61,158	$48,145	$13,013	27.0%	27.0%
Business-to-business international sales	88,894	67,877	21,017	31.0%	30.8%
Direct-to-consumer domestic sales	62,397	76,181	(13,784)	-18.1%	-18.1%
Direct-to-consumer domestic rentals	43,175	47,561	(4,386)	-9.2%	-9.2%
Total revenue	$255,624	$239,764	$15,860	6.6%	6.6%
Additional financial measures
Units Sold	119,100	96,400
Net rental patients as of period-end	51,400	51,900

Reconciliation of U.S. GAAP to Other Non-GAAP Financial Measures

(unaudited)

(in thousands)

	Three months ended September 30,		Nine months ended September 30,
Non-GAAP EBITDA and Adjusted EBITDA	2024	2023	2024	2023
Net loss (GAAP)	$(5,963)	$(45,719)	$(26,131)	$(75,894)
Non-GAAP adjustments:
Interest income, net	(1,041)	(1,801)	(3,777)	(4,972)
Provision (benefit) for income taxes	(101)	401	(258)	638
Depreciation and amortization	5,314	4,614	15,924	13,008
EBITDA (non-GAAP)	(1,791)	(42,505)	(14,242)	(67,220)
Stock-based compensation	1,474	1,779	5,704	8,484
Acquisition-related expenses	127	960	784	1,981
Restructuring-related and other charges	—	1,416	—	3,426
Impairment charges	—	32,894	—	32,894
Change in fair value of earnout liability	650	—	1,830	—
Adjusted EBITDA (non-GAAP)	$460	$(5,456)	$(5,924)	$(20,435)

	Three months ended September 30,
	Net Loss		Diluted EPS
Non-GAAP Adjusted Net Loss and Diluted EPS	2024	2023	2024	2023
Financial Results (GAAP)	$(5,963)	$(45,719)	$(0.25)	$(1.97)
Non-GAAP adjustments:
Amortization of intangibles	1,107	205
Stock-based compensation	1,474	1,779
Acquisition-related expenses	127	960
Restructuring-related and other charges (1)	—	1,416
Impairment charges	—	32,894
Change in fair value of earnout liability	650	—
Income tax impact of adjustments (2)	—	—
Adjusted	$(2,605)	$(8,465)	$(0.11)	$(0.36)

	Nine months ended September 30,
	Net Loss		Diluted EPS
Non-GAAP Adjusted Net Loss and Diluted EPS	2024	2023	2024	2023
Financial Results (GAAP)	$(26,131)	$(75,894)	$(1.11)	$(3.28)
Non-GAAP adjustments:
Amortization of intangibles	3,227	284
Stock-based compensation	5,704	8,484
Acquisition-related expenses	784	1,981
Restructuring-related and other charges (1)	—	3,426
Impairment charges	—	32,894
Change in fair value of earnout liability	1,830	—
Income tax impact of adjustments (2)	—	—
Adjusted	$(14,586)	$(28,825)	$(0.62)	$(1.25)

(1)
Charges represent the costs associated with workforce reductions and other restructuring-related activities.
(2)
Income tax impact of adjustments represents the tax impact related to the non-GAAP adjustments listed above and reflects an effective tax rate of 0% for the three and nine months ended September 30, 2024 and 2023.